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                               EXHIBIT 23.1
                     CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
First Mariner Bancorp:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-60961, 333-60963 and 333-60967) on Form S-8 of First Mariner
Bancorp and subsidiary (First Mariner) of our report dated March 16, 2001, relating to the consolidated statements of financial condition of First Mariner as of December 31, 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended, which report appears in the December 31, 2000 annual report on Form 10-K of First Mariner.

                                       /s/ Stegman & Company


Baltimore, Maryland
March 29, 2001